DARA BiOSciences™

DARA BiOSciences™ Advancing Medical Discoveries

Confidential 1 Collins Stewart 4 th Annual Growth Conference July 10, 2008 NASDAQ: DARA Filed Pursuant to Rule 433 Registration No. 333-150150 July 9, 2008

Confidential

Registration Statement; SEC
Filings
Registration Statement; SEC
Filings
The issuer has filed a registration statement (including a prospectus) with the SEC for a securities offering to which this communication may be deemed to relate.
Before you invest in such offering, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and such offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  The issuer, any underwriter or any dealer participating in such offering will arrange to send you the prospectus if you request by calling (919) 872-5578.  Alternatively, you may access these documents through the “Investor Relations” section of the issuer’s Website at www.darabio.com.

Confidential

Forward-Looking Statements
Forward-Looking Statements
CERTAIN STATEMENTS IN THIS DOCUMENT, INCLUDING BUT NOT LIMITED TO STATEMENTS,
ESTIMATES, ASSUMPTIONS AND PROJECTIONS FOR FUTURE TRENDS AND OF OUR ANTICIPATED
FUTURE PERFORMANCE, CONSTITUTE “FORWARD-LOOKING STATEMENTS.” SUCH FORWARD-
LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINITIES AND OTHER
IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS OF OUR COMPANY, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY
FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT IMPLIED BY SUCH FORWARD-LOOKING
STATEMENTS.
STATEMENTS IN THIS DOCUMENTS THAT ARE FORWARD-LOOKING AND INVOLVE NUMEROUS
RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM
EXPECTED RESULTS ARE BASED ON OUR CURRENT BELIEFS AND ASSUMPTIONS REGARDING A
LARGE NUMBER OF FACTORS AFFECTING OUR BUSINESS.  ACTUAL RESULTS MAY DIFFER
MATERIALLY FROM EXPECTED RESULTS. THERE CAN BE NO ASSURANCE THAT (i) WE CORRECTLY
MEASURED OR IDENTIFIED ALL OF THE FACTORS AND ASSUMPTIONS AFFECTING OUR BUSINESS
OR THE EXTENT OF THEIR LIKELY IMPACT, (ii) THE PUBLICLY AVAILABLE INFORMATION WITH
RESPECT TO THESE FACTORS ON WHICH OUR ANALYSIS IS BASED IS COMPLETE OR ACURATE, (iii)
OUR ANALYSIS IS CORRECT, OR (iv) OUR STRATEGY, WHICH IS BASED IN PART ON THIS ANALYSIS,
WILL BE SUCCESSFUL.
IN THIS DOCUMENT, WE REFER TO INFORMATION REGARDING POTENTIAL MARKETS FOR OUR
DRUG CANDIDATES AND OTHER INDUSTRY DATA.  WE BELIEVE THAT ALL SUCH INFORMATION HAS
BEEN OBTAINED FROM RELIABLE SOURCES THAT ARE CUSTOMARILY RELIED UPON BY
COMPANIES IN OUR INDUSTRY.  HOWEVER, WE HAVE NOT IDEPENDENTLY VERIFIED ANY SUCH
INFORMATION.

Confidential

DARA BioSciences is executing a unique
pharmaceutical product development business
model designed to maximize returns, minimize
risk and dramatically reduce the revenue
generation timeframe

Confidential

We are… We are…
We are…
Developing drugs that address large market opportunities
Product focused with strong patent protection
Reducing product development risk
Five diverse drug development programs targeting multiple high-value therapies
Focused on lower-cost/higher-return stages of development
Late Pre-clinical through Phase 2a
Late Pre-clinical through Phase 2a
Proven
Returns on investment to shareholders as a private company
More than 195 years of aggregate drug development experience
More than 195 years of aggregate drug development experience

Confidential

History History
History
Founded by Steve Gorlin in 2002
Funded with $21 million in private equity from
three financing rounds between 2003-2006
Completed reverse-merger with Point
Therapeutics on 2/12/08 and now trades as
DARA BioSciences (NasdaqCM: DARA)
$30 million shelf went effective on 4/18/08 with
no review

Confidential

Discovery
Research
Pre-Clinical IND Phase 1 Phase 2 Phase 3
DARA
FOCUS
DARA
FOCUS
Corporate Strategy
Corporate Strategy
HIGHEST
RISK
HIGHEST
$$$
Marketing
Approval
Drug
Discovery
Produce a revenue stream derived from the licensing and/or
sale of drug candidates to large pharmaceutical companies
Acquisition, Development and Sale

US $(Millions)

DARA BiOSciences™ Advancing Medical Discoveries

Confidential

Earlier Phase Deals
Yielding Higher Value Terms
Earlier Phase Deals
Yielding Higher Value Terms
Value of Phase 1
Value of Phase 1
and 2 development
and 2 development
deals have
deals have
increased by 75%
increased by 75%
between 2003 and
between 2003 and
2006
2006
*SOURCE: Jones, A. Minimizing Leakage of Value from R&D Alliances. Nature Reviews Drug Discovery. 2007, 6:711-719
Phase I Phase II Phase III
400
350
300
250
200
150
100
50
0
Change in Cost of Deal Terms
by Clinical Phase of Asset*
2003
2006
160
280
171
300
190
365

Confidential

Pipeline Portfolio Strategy
Pipeline Portfolio Strategy
Maintain a rolling pipeline of 4 – 6 drug programs
Constant scanning for new drug program acquisitions
Cut programs quickly as adverse results occur to focus
resources on greater value opportunities
Balanced risk approach to pipeline creation with multiple
drug development programs
Diversified and opportunistic approach as opposed to a
therapeutic or mechanistic focus
Develop drug candidates with both proven and
innovative mechanisms of action
Exploit current library of Bayer compounds for other
potential indications

Confidential

Current Pipeline
Current Pipeline
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
KRN5500
Neuropathic
Pain
DB160
Type 2
Diabetes
DB959
Type 2
Diabetes
DB900
Type 2
Diabetes
DB200
Psoriasis
First in Class – No Competition for Drugs of its Type
High Competition – Desirable Product Profile
Leader in its Class – No Competition in the Clinic
Low Competition – Only 1 Competitor in the Clinic
First in Class – No Competition for Drugs of its Type
Drug Indication

μ

DARA BiOSciences™
Advancing Medical Discoveries

Confidential

Cancer Neuropathic Pain: KRN5500
Cancer Neuropathic Pain: KRN5500
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Active component of KRN5500 has been shown to
Active component of KRN5500 has been shown to
inhibit nerve cell pain signals
inhibit nerve cell pain signals
Inhibits Excitatory Post-Synaptic Potentials similar
Inhibits Excitatory Post-Synaptic Potentials similar
to
to
a
a
-opioid
-opioid
agonist
agonist
and
and
Neurontin
Neurontin
Unsatisfied market –
Unsatisfied market –
no effective therapies for CIPN
no effective therapies for CIPN
*SOURCE: DataMonitor and Company calculations
Market Potential:
Chemotherapy-induced neuropathy (CIPN)
= ~$1.6 billion in 2014*

Confidential

KRN5500 Phase 2 Trials
KRN5500 Phase 2 Trials
Current Phase 2a trial:
Assess the safety and alleviation of neuropathic pain in terminally-
ill cancer patients
Randomized, double-blind, placebo controlled study in 18 patients over 14-week duration
Study completion expected in 4Q08
Next Phase 2 trial:
Commence open label study in 4Q08
Single dose study in 30-40 patients
4-week treatment period, patient option for an additional 4 weeks
Study completion expected in 4Q09

Confidential

CIPN: An Unexploited Market
Opportunity for KRN5500
CIPN: An Unexploited Market
CIPN: An Unexploited Market
Opportunity for KRN5500
Opportunity for KRN5500
Inadequate current therapies
Inadequate current therapies
No marketed medicines are approved for use in treating CIPN
No marketed medicines are approved for use in treating CIPN
Variable and minimal benefits with gabapentin, opioids,
Variable and minimal benefits with gabapentin, opioids,
tricyclic
tricyclic
anti-depressants and anti-convulsants
anti-depressants and anti-convulsants
Low potential competition
Low potential competition
Cesamet
Cesamet
(synthetic cannabinoid) in clinical testing
(synthetic cannabinoid) in clinical testing
Venlafaxine
Venlafaxine
(SNRI anti-depressant) in clinical testing
(SNRI anti-depressant) in clinical testing

KRN5500 1 mg/kg (n=10)
Saline (n=12)
Time (pre and post-treatment)

saline (N=7)
krn5500 (N=8)
Pain threshold (gm)
P B 1h 2h 4h 1d 3d 5d 7d
Time (pre and post treatment)

saline (N=5)
krn5500 (N=6)
P B 1h 2h 4h 1d 3d 5d 7d
Time pre and post treatment (hours and days)

saline (N=10)
krn5500 (N=10)
Pain threshold (gm)
P B 1h 2h 4h 1d 3d 5d 7d
Time (pre and post treatment)

DARA BiOSciences™
Advancing Medical Discoveries

Confidential

KRN5500 Non-Clinical Studies
KRN5500 Non-Clinical Studies
Effective in 3 different models of Neuropathic Pain
Ineffective in a model of Regular (nociceptive) Pain
Bennett Model Chung Model  SNI Model
CFA Model
References:
Kobierski, L.A., et.al, Anesth Analg 2003;97:174 –82
Abdi, S., et.al., Anesth Analg 2000;91:955–9

δ/γ

DARA BiOSciences™

Advancing Medical Discoveries

Confidential

Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Activates genes involved in metabolism of sugars and
fats, improving the body’s ability to regulate blood sugar
Raises good HDL cholesterol and lowers triglycerides
Type 2 Diabetes: DB959 (PPAR Agonist)
(delta/gamma)
Type 2 Diabetes: DB959 (PPAR Agonist)
(delta/gamma)
*SOURCE: DataMonitor and Company calculations
Market Potential:
PPAR agonist segment of Type 2 Diabetes market
= ~$5.4 billion in 2010*

Confidential

Avandia
®
Dose Cardiac Effect
@ 3 times human exposure* 20% increase in Heart Weight in all females
@ 42 times human exposure* 28% increase in Heart Weight in all females
32% Increase in Heart Weight in all males
Non-Clinical Studies Suggest Greater
Cardiac Safety than Avandia
®
Non-Clinical Studies Suggest Greater
Cardiac Safety than Avandia
®
DB 959: Toxicology study on 4 dogs (2M and 2F), results on day 28
** Based on human efficacy AUC of 0.41 mg*h/l
Avandia: Toxicology study on 8 dogs (4M and 4F), results on day 24
* Based on AUC of 3 mg*h/l at 8mg/day dose
DB959 Dose Cardiac Effect
@ 19 times human exposure** No increase in Heart Weight
@ 40 times human exposure** No increase in Heart Weight

% Change from Baseline Body Weight

DARA BiOSciences™

Advancing Medical Discoveries

Confidential

Non-Clinical Studies Suggest Less
Weight Gain than Avandia
®
Non-Clinical Studies Suggest Less
Weight Gain than Avandia
®
Effects of chronic treatment with DB959, rosiglitazone, and muraglitazar on body weight in DIO mice
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Days of Treatment
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
PEG/H2O
DB959 @ 100mg/kg
Muraglitizar @ 10mg/kg
Rosiglitazone @ 10mg/kg

Confidential

DB959 Non-Clinical Activity
DB959 Non-Clinical Activity
Potentially
Potentially
leading
leading
successor
successor
to
to
Avandia
Avandia
® ®
and
and
Actos
Actos
® ®
(whose combined 2006 sales were > $5.6 billion)
(whose combined 2006 sales were > $5.6 billion)
Glucose control equal to or better than Avandia
Lowers Triglycerides better than Avandia
Increases good HDL cholesterol better than Avandia
Improves HDL: LDL ratio better than Avandia
Significantly less weight gain than Avandia (p<0.05)
Better cardiovascular safety potential than Avandia
Potentially the first anti-diabetic medicine to treat
dyslipidemia and hyperglycemia

CO_2H
CO_2H

.HCl

→

DARA BioSciences™ Advancing Medical Discoveries

Confidential

DB959 is not like Avandia
®
and Actos
®
DB959 is not like Avandia
®
and Actos
®
Different structure -
Different structure -
different activities (DB959 is not a TZD)
different activities (DB959 is not a TZD)
Treating
Treating
diabetes
diabetes
in
in
ways
ways
that
that
Avandia
Avandia
® ®
and
and
Actos
Actos
® ®
can’t
can’t
(correcting altered blood lipids
(correcting altered blood lipids
CV Disease)
CV Disease)
Avandia
® ®
DB959
Actos
® ®
Substituted indanyl acetic acid

Cumulative Cost

DARA BiOSciences™ Advancing Medical Discoveries

Confidential

DB959 Investment and Return
DB959 Investment and Return
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q3 Q4
2008 2009 2010
Phase 1b
Formulation
GMP Synthesis
Safety
Pharmacology
Phase 2a
Phase 1a
IND
Toxicology
Clinical Trial Supply Mfr. and Stability
$7M
$9M
$11M
$13M
$15M
$5M
Potential Liquidity Points
$3M

γ/α/δ
γ
Cumulative Cost

DARA BiOSciences™
Advancing Medical Discoveries

Confidential

DB959: Early Lucrative Exits
DB959: Early Lucrative Exits
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q3 Q4
2008 2009 2010
Phase 1b
Formulation
GMP Synthesis
Safety
Pharmacology
Phase 2a
Phase 1a
IND
Toxicology
Clinical Trial Supply Mfr. and Stability
$7M
$9M
$11M
$13M
$15M
$5M
Potential Liquidity Points
$3M
10/28/2004
Plexxikon/Wyeth
Lead Clinical Candidate
PPAR for Type 2
Diabetes
$372M + Royalties
06/26/2006
Metabolex/JNJ
Two Clinical (one Phase 1,
one, Phase 2)
PPAR Modulators for Type 2
Diabetes
$508M + Royalties

Confidential

Psoriasis: DB200 (Topical)
Psoriasis: DB200 (Topical)
Inhibits the proliferation of skin cells by cutting off their energy source -
resulting in less flaking of the skin and restoration of normal skin tone
Inhibits inflammation - resulting in decreased reddening of the skin and pustule formation
No other drug in its class
New topical therapies in development only address inflammation (e.g. PMX-53,
PTH1-34, AN-2728)
DB200 reduces both inflammation and skin cell growth
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
*SOURCE: DataMonitor and Company calculations
Market Potential:
Topical agent segment of Psoriasis market
= ~$3.6 billion in 2014*

Confidential

Projected Future Key Milestones
Projected Future Key Milestones
3Q08 4Q08 2Q09 3Q09
4Q09
IND
Submission
DB959
IND
Submission
DB160
KRN5500
Initial
Phase 2a Trial
complete
IND
Submission
DB900
Phase 1
Completion
DB959
Phase 1
Completion
DB160
KRN5500
Second
Phase 2a Trial
initiation
IND
Submission
DB200
KRN5500
Second
Phase 2a Trial
complete
1Q09

Confidential

Financial Snapshot at 3/31/08
Financial Snapshot at 3/31/08
Cash $6.8 million $6.8 million
1Q08 Operating Loss ($2.4) million ($2.4) million
Shares Outstanding 27.2 million 27.2 million
Options & Warrants Outstanding 3.5 million 3.5 million
Insider Ownership 16.0% 16.0%
Share Price Range (30-Day)* $1.35-
$1.35-
- $2.00 $2.00
Market Capitalization** $40.95 million $40.95 million
*Range of closing prices from 6/1/08 – 6/30/08
** Market Cap as of 6/20/08

Confidential

DARA – Potential for Value Creation DARA –
DARA –
Potential for Value Creation
Potential for Value Creation
Key Assets:
5 therapeutic compounds with strong IP addressing large markets
Surgi-Vision:
Privately held company targeting Deep Brain
Stimulation (DBS), with a strategic relationship with Advanced
Bionics, a subsidiary of Boston Scientific.  DARA owns 9.7%.
MiMed
X
(MDXG.OB):
Development stage company, focusing on
products primarily used by musculoskeletal specialists in surgical and non-surgical therapy.  DARA owns > 1.2 MM shares.
*   In April 2005 DARA’s shareholders received over 2.0 MM shares of
Medivation (Nasdaq:MDVN)

DARA BioSciences™

DARA BioSciences™
Advancing Medical Discoveries

Confidential

Steve Gorlin
Founder and Co-
Chairman of the Board
Nationally featured in renowned publications, such as The Wall Street Journal and
Fortune Magazine, as an authority in the healthcare industry
Founder of several highly successful biotechnology and pharmaceutical companies including Medicis Pharmaceutical Corporation, Medivation, Inc., Theragenics
Corporation, MiMedx Group Inc., Hycor Biomedical, Inc., CytRx Corporation,
EntreMed, Inc., and Surgi-Vision, Inc.
Thomas W. D’Alonzo
Co-Chairman of the Board
CEO & Director of MiMedx Group, Inc.
Director of Salix Pharmaceuticals, Inc., BioDelivery Sciences Inc., Amarillo
BioSciences, Inc., and Plexigen, Inc.
Former President and COO of PPD, Inc.,
Former President and CEO of GENVEC, Inc.
Former President of Glaxo, Inc. (currently GlaxoSmithKline)
John Didsbury, Ph.D.
President, Chief Operating
Officer and Chief Scientific
Officer
Former Head of Strategy and Operations for GlaxoSmithKline Metabolic Diseases
Former CEO and CSO of Nuada Pharmaceuticals, Inc.
Former Assistant Professor, Dept. of Medicine, Duke University Medical Center
Former Scientist at Genentech, Inc.
John C. Thomas, Jr.
Chief Financial Officer and
Secretary
CFO of Surgi-Vision, Inc., CorMatrix Cardiovascular and MiMedx Inc.
Former CFO of EntreMed, Inc.
Former CFO of Medicis Pharmaceutical Corporation
Former CFO of Biopool International, Inc. (formerly CytRx Biopool, Ltd.)
Former CFO of CytRx Corporation

DARA BioSciences™

DARA BioSciences™

Advancing Medical Discoveries

Confidential

David J. Drutz, M.D. Board Director
Chairman, Tranzyme, Inc. and Tranzyme Pharma Inc.
Director, MethylGene Inc. (TSX:MYG)
Former VP, Clinical Development; Daiichi Pharmaceutical Corporation
Former VP, Biological Sciences and VP, Clinical Investigation, Smith Kline & French
Laboratories
Former President, CEO & Director, Sennes Drug Innovations, Inc. and Inspire
Pharmaceuticals, Inc (NASDAQ: ISPH)
Haywood Cochrane, Jr. Board Director
Former Senior Vice President and Chief Operating Officer of Roche Biomedical
Laboratories
Former President and Chief Executive Officer of Allied Clinical Laboratories
Former Executive Vice President and Chief Financial Officer of Laboratory
Corporation of America
Vice Chairman and a Director of I-Trax, Inc. (AMEX: DMX)
Past and present member of 9 public company boards
Geert Cauwenbergh,
Ph.D.
Board Director
Founder and Director of Barrier Therapeutics
Founder and CEO of Phase123 LLC
Director Upstream Biosciences
Former Vice President at Johnson & Johnson
Kurt M. Eichler Board Director
Executive Vice President of LCOR, a real estate investment and development company, in charge of operations in the metropolitan New York region
Formerly with Merrill Lynch and Hubbard Real Estate Debt and Equity Finance Group
Stuart C. McWhorter Board Director
Founder Clayton Associates, LLC
Founder and Vice President of Acquisitions for OrthoLink Physicians Corp
Board of Directors of Censis Technologies, Inc., HCCA International, Alveolus, Inc., Attentus
Healthcare Company, SpineMedica, Inc., Discovery Life Sciences, L.P., Tenvera, Inc. and
Haven Behavioral Healthcare, Inc.

Confidential

Summary
Summary
Clearly defined business strategy addressing large pharma
pipeline gaps
Diverse portfolio of programs targeting multi-billion dollar market segments
Limited reliance on a single drug candidate or therapeutic category
Pursuing both proven and innovative mechanisms
Lower risk / lower cost approach
Working in the lowest risk stages of drug development
No discovery research (high risk) or Phase 3 clinical trials (high cost)
Efficient and flexible organizational structure
Strong management & Board with a proven track record

DARA BiOSciences™

DARA BiOSciences™ Advancing Medical Discoveries

Confidential 29 Thank You www.darabiosciences.com Investor inquiries: Dahlia Bailey EVC Group (415) 896-5862